Exhibit 10.1

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is dated as of March 1, 2013, between BlackRock Fund Advisors (formerly known as Barclays Global Fund Advisors), a California corporation (“Advisor”), and BlackRock Asset Management International Inc. (formerly known as Barclays Global Investors International, Inc.), as managing member (“Manager”) of iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, a limited liability company organized under the laws of Delaware (“Investing Pool”). This Agreement amends and restates the Investment Advisory Agreement, dated as of July 10, 2006 (the “Existing Agreement”), between the Advisor, the Manager and the Investing Pool, and the amendments contemplated hereby shall become effective upon satisfaction of the conditions set forth in Section 23.

1.	Investing Pool. Investing Pool is a commodity pool as defined in the Commodity Exchange Act (the “CEA”) and the applicable regulations of the Commodity Futures Trading Commission (the “CFTC”). Investing Pool is managed by Manager, a commodity pool operator registered under the CEA. Investing Pool is not an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under the Investment Company Act.

2.	Appointment. Investing Pool hereby appoints Advisor as commodity trading advisor for such portion of the assets of the Investing Pool, that may be deposited, from time to time, in a separate account or accounts (collectively, the “Accounts”) to be managed by Advisor under this Agreement, with full power to supervise and direct the investment of the assets of the Accounts as set forth herein. Advisor hereby accepts such appointment and agrees to render advisory services on the terms and conditions set forth in this Agreement. Advisor shall be deemed to be an independent contractor of Investing Pool and, except to the extent authorized herein, shall have no authority to act for or represent Investing Pool as its agent.

3.	Delegation. Investing Pool acknowledges that Advisor may delegate various advisory services with respect to the Accounts. In the event of any such delegation, such party to whom Advisor delegates various advisory services shall be bound to the terms of this Agreement to the same extent as Advisor. Advisor shall, at its expense, employ or associate with itself such persons as Advisor believes appropriate to assist it in performing its obligations under this Agreement.

4.	Investment Direction. Advisor will manage the Accounts in accordance with Advisor’s best judgment and consistent with the guidelines attached as Schedule A (the “Investment Guidelines”), as they may be modified from time to time by the written agreement of Advisor and Manager on behalf of the Investing Pool.

5.	Custodian and Clearing FCM. Investing Pool has appointed State Street Bank and Trust Company, as custodian (the “Custodian”), and Goldman, Sachs & Co., as clearing futures commission merchant (the “Clearing FCM”), for the Accounts. Advisor shall not receive, and shall at no time be in possession of, the assets comprising the Accounts.

6.

Reporting. Advisor will submit to Investing Pool reports appraising the Accounts at current market value as agreed between Advisor and Manager. Advisor shall advise Investing Pool, at such times as Investing Pool may specify, of such investments made and the reasons for making a particular investment. Advisor will be available at reasonable times by prior arrangement to discuss the management of the Accounts with Investing Pool or its designee. Any written reports supplied by Advisor to Investing Pool discussing the management of the Accounts are intended solely for the benefit of Investing Pool, and Investing Pool agrees that it will not disseminate such reports to any other party (other than Investing Pool’s professional advisors) without the prior consent of Advisor, except as may be required by applicable law. Advisor will provide to the Manager any information concerning the Advisor or its trading program that is necessary for the Manager to prepare any disclosure document for investors in the Investing Pool or the iShares® S&P GSCI™ Commodity-Indexed Trust.

7.	Other Accounts. Investing Pool understands and acknowledges that Advisor performs commodity trading advisory services for various persons other than Investing Pool. Investing Pool acknowledges that Advisor may give advice and take action concerning its other investing pools that may be the same as, similar to or different from the advice given, or the timing and nature of action taken, concerning the Accounts. Except to the extent necessary to perform Advisor’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Advisor, or any affiliate of Advisor or any employee of Advisor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

8.	Fees. Manager shall pay Advisor a fee determined by Advisor and Manager, from time to time, for its services as Advisor hereunder.

9.

Representations. Investing Pool represents and warrants that: (a) Investing Pool has been duly organized and is validly existing under the law of the state of its organization, (b) Investing Pool is duly authorized to execute, deliver and perform this Agreement and has taken all action necessary to authorize its execution, delivery and performance, including the obtaining of any necessary governmental consents, (c) the execution, delivery and performance of this Agreement, including the Investment Guidelines, does not and will not conflict with or violate any provision of law, rule, regulation, governing document of Investing Pool, contract, deed of trust, or other instrument to which Investing Pool is a party or to which any of Investing Pool’s property is subject, (d) this Agreement is a valid and binding obligation enforceable against Investing Pool in accordance with its terms (subject to applicable insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application), (e) the Account will be comprised of assets that are owned by Investing Pool as principal, and will not be subject to either (i) the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act, or (ii) any lien, security interest or other similar encumbrance (other than in favor of the Clearing FCM or the CME clearinghouse), and (f) Investing Pool is not insolvent or the subject of a proceeding seeking a judgment of insolvency or bankruptcy. Investing Pool shall hold Advisor harmless from any liabilities, damages or expenses, including attorney’s fees, incurred by Advisor for any actions taken by Advisor acting in reasonable reliance upon such representations.

10.	CFTC Registration. Advisor represents and warrants that it is registered with the CFTC as a commodity trading advisor.

11.	Liability. Advisor will be liable for losses to the Accounts that are the direct result of Advisor’s bad faith, gross negligence, willful or reckless misconduct or breach of the express terms of this Agreement. Except as set forth in the foregoing sentence, neither Advisor nor its officers, employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Accounts. Advisor shall not be responsible for any special, indirect or consequential damages, or any loss incurred by reason of any act or omission of Investing Pool or any broker, dealer, futures commission merchant or custodian used hereunder or any authorized representative of the foregoing. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights that Investing Pool may have under the federal securities laws or other applicable law.

12.	Tax Filings. Advisor will not be responsible for making any tax credit or similar claim or any legal filing on Investing Pool’s behalf.

13.	Governing Law/Disputes. This Agreement is entered into in accordance with and shall be governed by the laws of the State of California; provided, however, that in the event that any law of the State of California shall require that the laws of another state or jurisdiction be applied in any proceeding, such California law shall be superseded by this paragraph, and the remaining laws of the State of California shall nonetheless be applied in such proceeding. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right it may otherwise have to (a) seek punitive damages, or (b) request a jury trial.

14.	Termination. This Agreement may be terminated at any time by either party upon 30 days’ prior written notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of this Agreement.

15.	Assignment. Neither party shall assign this Agreement without the written consent of the other party.

16.	Consent to Use of Name. Investing Pool agrees that Advisor may disclose Investing Pool’s name to investment consultants or prospective accounts in connection with marketing presentations by Advisor and as part of a representative account list.

17.	Notices. All notices and other communications under this Agreement shall be in writing and shall be addressed to the parties as set forth below. Either party may, by notice to the other, designate a different address or fax number. Any notice or other communication given hereunder shall be deemed to have been given upon receipt. Notices may be transmitted by hand, fax, courier, certified or registered mail return-receipt-requested, U.S. mail postage prepaid, or other reasonable form of delivery, unless a clause of this Agreement requires a specific form of delivery. Any fax notice received after 5:00 p.m., California time, on a business day shall be deemed to have been given on the succeeding business day.

To Investing Pool:	To Advisor:

BlackRock Asset Management International Inc. 400 Howard Street San Francisco, CA 94105 Attn: Fax:	BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105. Attn: Fax:

Advisor shall comply with, and be entitled to act on, any instructions reasonably believed to be from an authorized representative of Investing Pool. Advisor and its employees and agents shall be fully protected from all liability in acting upon such instructions, without being required to determine the authenticity of the authorization or authority of the persons providing such instructions.

18.	Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

19.	Integration; Amendment. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

20.	Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

21.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

22.	Headings. The headings of paragraphs herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

23.

Conditions to Effectiveness. The amendments to the Existing Agreement contemplated hereby shall become concurrently effective upon the effectiveness of the amendments contemplated by the Second Amended and Restated Trust Agreement of iShares® S&P GSCI™ Commodity-Indexed Trust, dated as of the date hereof, among BlackRock Asset Management International Inc., as sponsor, BlackRock Institutional Trust Company, N.A., as administrative trustee, and Wilmington Trust Company, as Delaware trustee, in accordance with Section 7.10 thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

“INVESTING POOL”	“ADVISOR”

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC	BlackRock Fund Advisors

By: BlackRock Asset Management International Inc., as Manager

/s/ Jack Gee	/s/ Jack Gee
Jack Gee	Jack Gee

SCHEDULE A

INVESTMENT GUIDELINES

A.	INVESTMENT OBJECTIVE

The investment objective of the Investing Pool is to seek investment results that correspond generally to the performance of the S&P GSCI™ Total Return Index (the “Index”), before payment of expenses and liabilities.

B.	INVESTMENT STRATEGY

The Investing Pool will seek to achieve its exposure to the Index by investing all of the Investing Pool’s assets to establish positions in Index Futures and Collateral Assets. Applicable margin requirements on the Investing Pool’s Index Future positions will be satisfied through the transfer of Collateral Assets or the proceeds thereof. “Index Futures” are futures contracts on the S&P GSCI™ Excess Return Index that are listed on a “designated contract market,” as defined in the CEA. “Collateral Assets” are cash, U.S. Treasury securities or other short-term securities and similar securities that are eligible as margin deposits for Index Futures under the rules of the applicable designated contract market.

C.	RESTRICTIONS

The Advisor shall not engage in any activity designed to obtain a profit from, or ameliorate losses caused by changes in the value of the Index Futures or the Collateral Assets, including making use of any of the hedging techniques available to professional commodity futures investors to attempt to reduce the risks of losses resulting from commodity price decreases.

A-1